Exhibit 10.21.1

AMENDMENT No. 2
TO COMMERCIAL LEASE OF 22/12/1999.

BETWEEN THE UNDERSIGNED:

The company known as COMMERZ GRUNDBESITZ INVESTMENT GESELLSCHAFT mbh, a company incorporated under German law, whose headquarters is Wiesbaden-Erbenheim (Germany) Kreuzberger Ring 56, legally acting on behalf of the companies SCI L’ILOT 4.3 and SCI DU PONT DE LEVALLOIS further to the acquisition of the property assets known as ILOT 4.3 on 1 August 2001, represented by Mr Martin Weinbrenner and Ms Daniela Siepmann acting jointly and duly accredited for the purposes contained herein,

Hereinafter known as the LESSOR

on the one hand,

AND:

BUSINESS OBJECTS, Société Anonyme (Public Limited Company) with capital of €9,592,176.60 whose headquarters is Levallois-Perret (92300), 157/159 rue Anatole France, registered with the Register of Trade and Companies of Nanterre under No. B 379 821 994, represented by Mr Bernard Liautaud, in his capacity as Chairman and Managing Director and duly accredited for the purposes contained herein,

Hereinafter know as the LESSEE

on the other hand

RECITALS:

The LESSOR is the owner of the property assets known as ILOT 4.3 sis 157/159 rue Anatole France, 92300 Levallois Perret, (hereinafter known as the Property).

By private deed dated 22 December 1999 coming into effect on 7 July 2000 (hereinafter know as the Lease), modified by an amendment dated 17 July 2000 (hereinafter known as Amendment no. 1), the LESSOR has assigned to the LESSEE under lease the following premises:

a) Premises for use as commercial offices:

•	Whole of building B, including gangways, to wit

•	9,574m [2] on ground floor and 7 upper floors

•	Floors 5 to 9 of building A, to wit

•	5,166m [2], including on a proportional basis the public areas

b) Archiving premises:

•	All of archiving premises of building B, and archiving premises in building A, to wit

•	378m [2] on basement floor -1

c) Basement car parks:

•	357 parking bays on basement levels -1, -2 and -3, to wit

•	Level -1, nos. 1 to 11 and 37 to 67

•	Level -2, nos. 45 to 51, 57 to 68, 85 to 102, 147 to 238, 248 to 252 to 257 to 282

•	Level -3, nos. 50 to 51, 62 to 68, 85 to 104, 147 to 244, 255 to 258 and 264 to 287

d) Public areas: right of access to public areas of Building and in particular fire hose and hydrant outlets, cafeteria, multi-functional space located on basement level -1 and public areas in building A.

The LESSEE made an approach to the LESSOR in 2004, seeking to reduce the occupancy costs of the premises and to hand back a part of the floor area leased.

The parties have consulted and under the circumstances have agreed to change the lease and its amendment no. 1 as follows.

IN THE LIGHT OF THE ABOVE THE FOLLOWING HAS BEEN AGREED:

CLAUSE I: Modification of description of property

The present clause amends Clause 3 of the Lease as modified by Clause 1 of Amendment no. 1

I.1. The parties hereby expressly accept the early return by the LESSEE to the LESSOR of a part of the premises leased (hereinafter known as the Excess Premises), to wit:

a) Premises for commercial offices:

•	Level 5 of building A, to wit

•	1,365m [2], including on a proportional basis the relevant public areas

•	Level 6 of building A, to wit

•	1,365m [2], including on a proportional basis the relevant public areas

     b) Basement car parks:

•	40 parking bays on levels -1 and -3, to wit

•	Level -1, nos. 37 to 40 and 52 to 53

•	Level -3, nos. 50 to 51, 62 to 68, 85 to 104, 147 to 244, 255 to 258 and 264 to 287

c) Public areas: a proportional right of access to the public areas of the Building (in particular the fire hose and hydrant outlets, cafeteria, multi-functional space located at level -1 and public areas of building A) attached to the premises described in paragraphs a) and b) above.

The occupation of the Excess Premises by the LESSEE shall terminate on 6 July 2006 inclusive and it is expressly specified that with effect from 7 July 2006 the Excess Premises shall no longer be part of the Lease.

I.2. With effect from 7 July 2006, the description of the assets leased shall therefore be as follows:

a) Premises for use as commercial offices:

•	Totality of building B, including gangways, to wit

•	9,574m [2] on ground floor and 7 upper floors

•	levels 7 to 9 of building A, to wit

•	2,436m [2], including on a proportional basis the public areas

b) Archiving premises:

•	All of archiving premises of building B, and archiving premises in building A, to wit

•	378m [2] on basement floor -1

c) Basement car parks:

•	317 parking bays on basement levels -1, -2 et -3, to wit

•	Level -1, nos. 1 to 11 and 41 to 51 and 54 to 67

•	Level -2, nos. 45 to 51, 57 to 68, 85 to 102, 147 to 238, 248 to 252 and 257 to 282

•	Level -3, nos. 50 to 51, 62 to 68, 85 to 104, 147 to 150, 162 to 178, 183 to 187, 207 to 244, 255 to 258 and 264 to 287

d) Public areas: right of access to public areas of Building and in particular fire hose and hydrant outlets, cafeteria, multi-functional space located on basement level -1 and public areas in building A.

CLAUSE II: Change in term of Lease

The present clause modifies (i) clause 4 of the Lease as modified by clause 2 of Amendment no. 1 and (ii) clause 9. 10) b) of the Lease.

II.1. Extension of term of Lease

In accordance with the provisions of clause 4 of the Lease as amended by Clause 2 of Amendment no. 1, the Lease took effect on 7 July 2000 and was due for termination on 6 July 2009.

The parties agreed to extend the Lease by an additional three (3) years, for termination on 6 July 2012, the foregoing being an essential and determining condition of the Lessor’s agreement to the present Amendment no.2 to Lease.

The LESSEE renounces its entitlement to terminate set down in Clause L.145-4 of the Code de commerce, after each three year period. Consequently, the Lease shall not be terminated by the LESSEE except by deed not seeking redress before the courts and giving six (6) months notice, on completion of the full term of the first twelve (12) years of the Lease, to wit on 6 July 2012.

In the case the Lease be renewed, the renunciation of the entitlement provided for under Clause L.145-4 shall not apply.

II.2. Early partial recovery.

By waiver of the provisions of Clause 4 of the Lease as amended by clause 2 of Amendment no.1, and clause II.1 of the present Amendment no.2, the term of the Lease relating to the Excess Premises as described in clause I.1 of the present Amendment no.2 shall be reached on 6 July 2006, on which date a survey of the premises in the presence of both parties shall be made and the Excess Premises shall be recovered by the LESSOR.

It is furthermore expressly specified that the LESSEE shall return the Excess Premises in the manner stated in the provisions of the Lease.

By waiver of the provisions of the previous paragraph and of the provisions of clause 9.10) b) of the Lease, the LESSOR, having been fully informed that (i) the whole of the Excess Premises are currently covered by a sub-tenancy agreement granted by LESSEE to GIE PRICEWATERHOUSE (hereinafter known as GIE PRICEWATERHOUSE), date of effect 10 October 2002, date of termination 9 October 2005, further to the notification of termination by GIE PRICEWATERHOUSE, LESSOR, in the event that GIE PRICEWATERHOUSE were to continue to remain in the Excess Premises beyond 9 October 2005 in spite of giving notice of termination and were to continue to occupy such premises on the date set for their recovery on 6 July 2006, shall make such occupancy LESSOR’s personal business, it being LESSOR’s responsibility to institute such actions or seek such legal remedy as it shall deem necessary in respect of GIE PRICEWATERHOUSE in such a manner that the LESSEE shall be held harmless and be released from any commitment, obligation or responsibility whatsoever both in regard to LESSOR and in regard to GIE PRICEWATERHOUSE.

CLAUSE III: Change in rent

The present clause amends the first paragraph of Clause 11. 1) of the Lease as modified by Clause 3 and appendix 1 of Amendment no.1

III.1. With effect from 1 April 2005, the overall annual rent excluding taxes shown in appendix 1 of Amendment no.1 shall be reduced to €6,311,928.33 (six million, three hundred and eleven thousand, nine hundred and twenty eight euros and thirty three cents), as determined below:

•	Premises for use as commercial offices: 14,740m [2] X €390 euros ex. VAT/m2/year = €5,748,600.00 ex. VAT /year

•	Archiving premises: rent unchanged, namely 378m [2] to wit = €65,843.58 ex. VAT/year

•	Basement Car Parks: rent unchanged, namely 357 parking bays X €1,393.51 ex. VAT/bay = €497,484.75 ex. VAT/year.

III.2. With effect from 7 July 2006, further to the handover to LESSOR of the Excess Premises, the overall annual rent excluding tax as shown in Clause III.1 of the present Amendment no.2, shall be reduced on a pro rata basis of the floor area vacated, including charges, imposts and taxes.

III.3. LESSOR grants LESSEE a remission of rent for eight (8) months allocated over four (4) years to apply in the months of April and May in the years 2005, 2006, 2007 and 2008. As a consequence, calls for rental payment for the quarters concerned shall be reduced proportionally, charges, imposts and taxes remaining due.

CLAUSE IV: General provisions

LESSOR hereby undertakes to allow the “privatisation” of the multi-functional space by the LESSEE at any time the LESSEE seeks to do so, subject to acceptance by the other tenants of the Building.

The fees of drafting this deed in respect of the present Amendment no.2 in an amount of €2,000 ex. VAT shall be borne by the LESSEE.

The provisions of the Lease and Amendment no. 1 unamended by present Amendment no. 2 shall remain unchanged. In the event of contradiction between the provisions of this Amendment no. 2 and those of the Lease and/or of Amendment no.1, provisions of this Amendment no. 2 shall prevail over those of the Lease and/or of Amendment no.1.

Signed in Paris, on March 29, 2005,
In three original copies

/s/ Martin Weinbrenner
/s/ Bernard Liautaud	/s/ Daniela Siepmann

For LESSEE*	For LESSOR*

*Signature and company stamp